EXHIBIT 3.9
                               BYLAWS
                                 of
                        QUESTAR GAS COMPANY
                         A Utah Corporation

                              OFFICES

      SECTION 1. The principal office shall be in the City of Salt Lake, County of Salt Lake, State of Utah.

      The Corporation may also have an office at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                SEAL

      SECTION 2.  The corporate seal shall have inscribed
 thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Utah." Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced, or otherwise.

                       STOCKHOLDERS' MEETINGS

      SECTION 3. All meetings of the stockholders shall be held at the office of the Corporation in Salt Lake City, Salt Lake
 County, State of Utah.

      SECTION 4. The annual meeting of stockholders shall be held on the third Tuesday of May in each year, and if such day is a legal holiday, then on the next preceding secular business day, at 12:00 noon, when the stockholders shall elect directors by majority vote and transact such other business as may properly be brought before such meeting.

      SECTION 5. The Board of Directors may direct the calling of special meetings of the stockholders at such time and place as the Board may deem necessary.

      SECTION 6. Holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until such requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

      SECTION 7. The Secretary shall, but in case of his failure any other officer of the Corporation may, give written or printed notice to the stockholders stating the place, day and hour of each stockholders meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting.

      SECTION 8. Notice may be given either personally or by mail, and if given by mail, such notice shall be deemed to be delivered when deposited in the United States mails addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid thereon.

      SECTION 9. At any meeting of the stockholders, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote. At each meeting of the stockholders, a stockholder may vote in person or vote by proxy that is executed in writing by the stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. The vote for directors and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by a plurality vote, except as otherwise provided in these Bylaws, the Articles of Incorporation, or applicable law.

      SECTION 10. A complete list of stockholders entitled to vote at the ensuing election shall be prepared and be available for inspection by any stockholder beginning two business days after notice is given of the meeting for which the list was prepared and continuing throughout the meeting. The list shall indicate each stockholder's name, address, and number of voting shares.

      A stockholder, directly or through an agent or attorney, has the right to inspect and copy, at his expense, the list of stockholders prepared for each meeting of stockholders. The stockholder must make a written request to examine the list and must examine it during the Corporation's regular business hours.

      SECTION 11. Business transacted at all special meetings of the stockholders shall be confined to the objects stated in the call and notice.

      SECTION 12. Unless otherwise provided in the Articles of Incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice upon the receipt of a unanimous written consent.

                             DIRECTORS

      SECTION 13. The property and business of this Corporation shall be managed under the direction of the Board of Directors and shall consist of at least three and not more than nine members.

      SECTION 14. The directors may hold their meetings and have one or more offices and keep the books of the Corporation outside of Utah at such places as they may from time to time determine.

      SECTION 15. In addition to the powers and authority by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute of the State of Utah, or by the Articles of Incorporation, or by these Bylaws directed or required to be exercised or done by the stockholders.

                             COMMITTEE

      SECTION 16. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more Committees, one of which said Committees to be known as the Executive Committee, each Committee to consist of two or more of the Directors of the Corporation, which to the extent provided in the Articles of Incorporation or in said resolution or in these Bylaws, shall have and may exercise the powers conferred upon them by the Board of Directors; provided, however, that the Executive Committee when so appointed by resolution of the Board of Directors shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. All Committees, except the Executive Committee, when so appointed, shall have such name or names as may be stated in these Bylaws or may be determined from time to time by resolutions adopted by the Board of Directors.

      SECTION 17. The Committees shall keep regular minutes for their proceedings and report the same to the Board of Directors when required.

                     COMPENSATION OF DIRECTORS

      SECTION 18. Directors, as such, shall not receive any salary for their services, but the Board of Directors by resolution shall: fix the fees to be allowed and paid to directors, as such, for their services; and provide for the payment of the expenses of the directors incurred by them in performing their duties. Nothing herein contained, however, shall be considered to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      SECTION 19.  Fees to members of special or standing
 committees and expenses incurred by them in the performance of their duties, as such, shall also be fixed and allowed by resolution of the Board of Directors.

                       MEETINGS OF THE BOARD

      SECTION 20. The Board of Directors named in the Articles of Incorporation may meet either at Salt Lake City, Utah; Pittsburgh, Pennsylvania; or Findlay, Ohio, as shall be determined by a majority of the members of the Board named in the Articles of Incorporation. The newly elected Board may meet at such place and time as shall be fixed by the vote of the stockholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute a meeting; provided a majority of the whole Board shall be present; but they may meet at such place and time as shall be fixed by the consent, in writing, of all the directors.

      SECTION 21. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

      SECTION 22. Special meetings of the Board may be called by the Chairman of the Board or the President on one days' notice to each Director, with such notice given either in person, by telephone, or by telegram to the address listed in the corporate records of the Corporation; special meetings may be called by the President or Secretary in like manner and on like notice on the written request of two directors.

      SECTION 23. At all meetings of the Board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. Directors may participate in a Board meeting and be counted in the quorum by means of conference telephone or similar communications equipment by which all directors participating in the meeting can hear each other.

      SECTION 24. Unless the Articles of Incorporation provide otherwise, any acts required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors take the action, each director signs a written consent describing the actions taken, and the consents are filed with the records of the Corporation. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

      SECTION 25. The officers of the Corporation shall be chosen by the Directors and shall be as stated in the Articles of Incorporation, to-wit: a Chairman of the Board of Directors, a President, a Vice President, a Secretary and Treasurer. The Board may also choose a Vice Chairman, additional Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Secretary and Treasurer may be the same person, and the Chairman of the Board or any Vice President may hold at the same time the office of Secretary or Treasurer.
 SECTION 26. The Board of Directors at its first meeting after each annual meeting shall choose a President and Chairman of the Board of Directors from their own number, and one or more Vice Presidents, a Secretary and a Treasurer, who need not be members of the Board nor stockholders of the Corporation.

      SECTION 27. The Board may appoint such other officers and agents as it may deem necessary in conformity with the provisions of the Articles of Incorporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

      SECTION 28. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

      SECTION 29. The officers of the Corporation shall hold office until their successors are chosen and qualified in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

                     CHAIRMAN OF THE BOARD

      SECTION 30. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall have supervision of such matters as may be designated to him by the Board of Directors.

                             PRESIDENT

      SECTION 31. Unless another officer is so designated by the Board of Directors, the President shall be the Chief
 Executive Officer of the Corporation and shall perform the following duties:

      (a) In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

      (b) He shall execute bonds, mortgages and other contracts requiring the seal, under the seal of the Corporation.

      (c)  He shall be ex-officio a member of all standing
 Committees and shall have the general powers and duties of supervision and management usually vested in the office of a President of a corporation.

      If another officer is designated by the Board of Directors as Chief Executive Officer, the President shall have supervision of such matters as shall be designated to him by the Board of Directors and/or the Chief Executive Officer.

                           VICE PRESIDENT

      SECTION 32. The Board of Directors may appoint one or more of the Vice Presidents as Senior Vice Presidents and one or more as Executive Vice Presidents. If only a Senior Vice President or if only an Executive Vice President has been appointed or if one person has been appointed to both such offices, then during the disability of the President such person shall perform the duties and exercise the powers of the President. If one or more persons have been appointed Executive and/or Senior Vice Presidents, the Board of Directors shall prescribe which of them during the disability of the President, shall perform the duties and exercise the powers of the President.

                SECRETARY AND ASSISTANT SECRETARIES

      SECTION 33. (a) The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing Committees when required. He shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board or the Executive Committee of the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature, or by the signature of the Treasurer.

      (b) The Assistant Secretaries, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                 TREASURER AND ASSISTANT TREASURERS

      SECTION 34. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in moneys and other valuable effects in the name and to the credit of the Corporation in such depositary as may be designated by the Board of Directors.

      (b) He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meeting of the Board, or whenever they may require it, an account of all his transactions as Treasurer, and of the financial condition of the Corporation.

      (c) He shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board for the faithful performance of the duties of his office, and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property, of whatever kind, in his possession or under his control, belonging to the Corporation.

      (d) The Assistant Treasurers, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

                             VACANCIES

      SECTION 35. If the office of any director or directors becomes vacant by reason of the death, resignation, disqualification, removal from office, or otherwise, the remaining directors, though not less than a quorum, shall choose a successor or successors who shall hold office for the remaining portion of the term or terms of the office left vacant until the successor or successors shall have been duly elected, unless sooner displaced.

                DUTIES OF OFFICERS MAY BE DELEGATED

      SECTION 36. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the power or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board concur therein.

                       CERTIFICATES OF STOCK

      SECTION 37. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him; provided, however, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk, acting in behalf of the Corporation, and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, may be facsimile. In case any officer or officers, who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of such Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons, who signed such certificate or certificates or whose facsimile signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation.

                         TRANSFER OF STOCK

      SECTION 38. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor, and upon the payment of any transfer tax or transfer fees which may be imposed by law or by the Board of Directors.

                     CLOSING OF TRANSFER BOOKS

      SECTION 39. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion, or exchange of capital stock shall go into effect, or for a period of not exceeding fifty (50) days in connection with obtaining the consent of stockholders for any purpose, provided, however, that in lieu of closing the stock transfer books, as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion, or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such case only such stockholders as shall be entitled to such notice of and to vote at any such meeting or to receive payment of such dividend or to receive such allotment of rights or generally exercise such rights as the case may be, notwithstanding any transfer of stock on the books of the Corporation after any such recorded date fixed as aforesaid.

                      REGISTERED STOCKHOLDERS

      SECTION 40. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Utah.

                          LOST CERTIFICATE

      SECTION 41. When authorized by the Secretary of the Corporation in writing, the duly appointed stock transfer agency may issue and the duly appointed registrar may register, new or duplicate stock certificates to replace lost, stolen, or destroyed certificates of the same tenor and for the same number of shares as those alleged to be lost, stolen, or destroyed, upon delivery to the Company in each case of an affidavit of loss and indemnity bond acceptable to the Secretary; but the Board of Directors may authorize the issuance of new or duplicate stock certificates without requiring an indemnity bond when in its judgment it is proper

                        INSPECTION OF BOOKS

      SECTION 42. The Corporation shall maintain permanent records of the minutes of all meetings of its stockholders and Board of Directors; all actions taken by the stockholders or Board of Directors without a meeting; and all actions taken by a Committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall also maintain appropriate accounting records.

      A stockholder of the Corporation, directly or through an agent or attorney, shall have limited rights to inspect and copy the Corporation's records as provided under applicable state law and by complying with the procedures specified under such law.
                           BANK ACCOUNTS

      SECTION 43. All checks, demands for money, or other transactions involving the Corporation's bank accounts shall be signed by such officers or other responsible persons as the Board of Directors may designate. No third party is allowed access to the Corporation's bank accounts without express written authorization by the Board of Directors.

                            FISCAL YEAR

      SECTION 44. The fiscal year shall begin the first day of January in each year.

                             DIVIDENDS

      SECTION 45. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and the laws of the State of Utah, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

      Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their sole discretion, think proper, as a reserve fund to meet contingencies or for equalizing dividends, or for repairing or maintaining property of the Corporation, or for such other purposes as the directors shall think conducive to the interests of the Corporation.

                               NOTICE

      SECTION 46. Whenever, under the provisions of the Articles of Incorporation or the laws of the State of Utah, notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box in a postpaid, sealed wrapper, addressed to such stockholder, officer or director, at such address as appears on the books of the Corporation, or in default of other address, to such director, officer or stockholder, at the general post office in the City of Salt Lake, Utah; and such notice shall be deemed to be given at the time when the same shall be thus mailed. Or notice may be published as provided in the Articles of Incorporation in lieu of mailing notice in the manner aforesaid.

      Any stockholder, director or officer may waive any notice required to be given under these Bylaws or the Articles of Incorporation.

                            AMENDMENTS

      SECTION 47. These Bylaws may be amended by a majority vote of the directors. These Bylaws may be also amended by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote at any special or regular meeting of the stockholders if notice of the proposed amendment be contained in the notice of the meeting. Provided, however, that in addition to any vote required by any other provision of these Bylaws, the Articles of Incorporation, or any applicable law, if such amendment is to be adopted solely by the stockholders, the affirmative vote of eighty-five percent of the issued and outstanding stock of the Corporation that is entitled to vote for the election of directors shall be required for any amendment that deletes or changes Section 13 or this Section 47 of these Bylaws; that restricts or limits the powers of the Board of Directors or any other officers or agents of the Corporation; that vests any powers of the Corporation in any officer or agent other than the Board of Directors, or officers and agents appointed by the Board of Directors, or officers and agents appointed by officers or agents appointed by the Board of Directors; that requires the approval of any stockholders or any other person or entity in order for the Board of Directors or any other corporate officer or agent to take any action; or that changes the quorum requirement for any meeting of the Board of Directors, the vote by which it must act in connection with any matter, the manner of calling or conducting meetings of directors, or the place of such meeting.

                   INDEMNIFICATION AND INSURANCE

      SECTION 48. (a) Voluntary Indemnification. Unless otherwise provided in the Articles of Incorporation, the Corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the Corporation, against liability incurred in the proceeding, but only if the Corporation has authorized the payment in accordance with the applicable statutory provisions [Sections 16-10a-902 and 16-10a-904 of Utah's Revised Business Corporation Act] and a determination has been made in accordance with the procedures set forth in such provision that the director conducted himself in good faith; that he reasonably believed that his conduct, if in his official capacity with the Corporation, was in its best interests and that his conduct, in all other cases, was at least not opposed to the Corporation's best interests; and that he had no reasonable cause to believe his conduct was unlawful in the case of any criminal proceeding.

      (b) The Corporation may not voluntarily indemnify a director in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

      (c) Indemnification permitted under Paragraph (a) in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

      (d) If a determination is made, using the procedures set forth in the applicable statutory provision, that the director has satisfied the requirements listed herein and if an authorization of payment is made, using the procedures and standards set forth in the applicable statutory provision, then, unless otherwise provided in the Corporation's Articles of Incorporation, the Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if the director furnishes the Corporation a written affirmation of his good faith belief that he has satisfied the standard of conduct described in this Section, furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment); and if a determination is made that the facts then known of those making the determination would not preclude indemnification under this Section.

      (e) Mandatory Indemnification. Unless otherwise provided in the Corporation's Articles of Incorporation, the Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

      (f) Court-Ordered Indemnification. Unless otherwise provided in the Corporation's Articles of Incorporation, a director or officer of the Corporation who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that the director or officer is entitled to mandatory indemnification as provided in this Section and applicable law, in which case the court shall also order the Corporation to pay the reasonable expenses incurred by the director or officer to obtain court-ordered indemnification. The court may also order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the applicable standard of conduct set forth in this Section and applicable law. Any indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in Paragraph (b) above is limited to reasonable expenses.

      (g) Indemnification of Others. Unless otherwise provided in the Corporation's Articles of Incorporation, an officer, employee, or agent of the Corporation shall have the same indemnification rights provided to a director by this Section. The Board of Directors may also indemnify and advance expenses to any officer, employee, or agent of the Corporation, to any extent consistent with public policy as determined by the general or specific purpose of the Board of Directors.

      (h) Insurance. The Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent or the Corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation, other person, of an employee benefit plan, or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation has the power to indemnify him against the same liability under applicable law.

                      LIMITATION ON LIABILITY

      SECTION 49. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the Corporation or the shareholders; (c) for any action that would result in liability of the director under the applicable statutory provision concerning unlawful distributions or (d) an intentional violation of criminal law. This provision shall not limit the liability of a director for any act or omission occurring prior to August 11, 1992. Any repeat or modification of this provision by the stockholders shall be prospective only and shall not adversely affect any limitation on the personal liability of a director for the Corporation for acts or omissions occurring prior to the effective date of such repeal or modification.